Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated September 19, 2019, by and among Nexstar Escrow, Inc., a Delaware corporation (the “Escrow Issuer”), to be merged with and into Nexstar Broadcasting, Inc., a Delaware corporation (“NBI”), Nexstar Media Group, Inc., a Delaware corporation (“Parent”), the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary”) and Citibank, N.A., as trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Nexstar Escrow, Inc., a Delaware corporation (the “Escrow Issuer”) and the Trustee have heretofore executed and delivered an indenture dated as of July 3, 2019 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,120,000,000 of 5.625% Senior Notes due 2027 (the “Notes”) of the Issuer (as defined in the Indenture);

WHEREAS, the Indenture provides, among other things, that the Escrow Issuer shall be permitted to merge with or into NBI, provided that, among other things, NBI and the Guarantors shall expressly assume upon any such merger, all of the obligations of Escrow Issuer under the Notes and the Indenture;

WHEREAS, the Escrow Issuer has merged with and into NBI, with NBI continuing its existence under Delaware law, and the merger has become effective under the laws of the State of Delaware;

WHEREAS, the Indenture provides that upon the Escrow Release Date each of NBI and the Guarantors shall execute and deliver to the Trustee a supplemental indenture and become parties to the Indenture and pursuant to which NBI shall assume all of the obligations of the Escrow Issuer under the Notes and the Indenture, as applicable, and the Guarantors shall unconditionally guarantee all of NBI’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”) (provided that the Guarantee provided by Parent is subject to the terms of the definition of “Guarantor” provided in the Indenture);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

WHEREAS, each of NBI and the Guarantors has been duly authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Escrow Issuer, NBI, Parent, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to Assume Obligations. Effective upon the Escrow Release Date, NBI hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Issuer under the Indenture.

SECTION 2.1. Agreement to be Bound. Each of Parent and the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture (provided that the Guarantee provided by Parent is subject to the terms of the definition of “Guarantor” provided in the Indenture).

SECTION 2.2. Guarantee. Each of Parent and the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis (provided that the Guarantee provided by Parent is subject to the terms of the definition of “Guarantor” provided in the Indenture).

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications each of NBI and the Guarantors shall be given as provided in the Indenture.

SECTION 3.2. Merger and Consolidation. (i) NBI shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with, or merge into, another Person except in accordance with Section 4.1(a) of the Indenture and (ii) each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Executive Vice President and Chief Financial Officer

LIN TELEVISION OF TEXAS, INC. NEXSTAR MEDIA GROUP, INC. as a Guarantor

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Chief Financial Officer

MISSION BROADCASTING, INC. as a Guarantor

By:	/s/ Dennis P. Thatcher
Name: Dennis P. Thatcher
Title: President and Treasurer

501 N. ORANGE HOLDCO, LLC
AL-HUNTSVILLE-200 HOLMES AVENUE, LLC
AR-FORT SMITH-318 NORTH 13TH STREET, LLC
AR-VAN BUREN-179 GLADEWOOD ROAD, LLC
CA-4655 FRUITRIDGE ROAD, LLC
CA-LATS SOUTH, LLC
CA-LOS ANGELES TIMES SQUARE, LLC
CA-OLYMPIC PLANT, LLC
CHICAGOLAND TELEVISION NEWS, LLC
CLASSIFIED VENTURES HOLDCO, LLC
CO-1006 LOOKOUT MOUNTAIN ROAD, LLC
CO-CLEAR CREEK COUNTY-ARGENTINE PASS, LLC
CO-DENVER-100 EAST SPEER BOULEVARD, LLC
CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC
CT-121 WAWARME AVENUE, LLC
CT-285 BROAD STREET, LLC
CT-WTIC, LLC
FL-633 NORTH ORANGE AVENUE, LLC
FL-DEERFIELD PLANT, LLC
FL-ORLANDO SENTINEL, LLC
FOXCO ACQUISITION FINANCE CORPORATION
FOXCO ACQUISITION SUB, LLC
FOXCO ACQUISITION, LLC
IA-ALLEMAN POLK COUNTY, LLC
IA-DES MOINES-1801 GRAND AVENUE, LLC
IL-11201 FRANKLIN AVENUE, LLC
IL-16400 SOUTH 105TH COURT, LLC
IL-2501 WEST BRADLEY PLACE, LLC
IL-3249 NORTH KILPATRICK, LLC
IL-3722 VENTURA DRIVE, LLC
IL-720 ROHLWING ROAD, LLC
IL-777 WEST CHICAGO AVENUE, LLC
IL-HENRY COUNTY-RUSTIC HILL, LLC
IL-MOLINE-3003 PARK 16 STREET, LLC
IL-ORION-2880 NORTH 1100 AVENUE, LLC
IL-TRIBUNE TOWER, LLC
IN-2350 WESTLANE ROAD, LLC
IN-6910 NETWORK PLACE, LLC
IN-TRAFALGAR WTTV, LLC
IN-WINDFALL WTTV, LLC
KDAF, LLC
KIAH, LLC
KPLR, INC.
KRCW, LLC
KSTU LICENSE, LLC
KSTU, LLC
KSWB, LLC

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Treasurer

KTLA, LLC
KTVI LICENSE, LLC
KTVI, LLC
KTXL, LLC
KWGN, LLC
LOCAL TV AIRCRAFT, INC.
LOCAL TV FINANCE CORPORATION
LOCAL TV FINANCE, LLC
LOCAL TV HOLDINGS, LLC
LOCAL TV NORFOLK REAL ESTATE, LLC
LOCAL TV, LLC
MAGIC T MUSIC PUBLISHING COMPANY, LLC
MD-3400 CARLINS PARK DRIVE, LLC
MD-601 N. CALVERT, LLC
MD-NORTH CALVERT STREET, LLC
MI-3117 PLAZA DRIVE, LLC
MI-DAVIS ROAD, LLC
MO-KANSAS CITY-3020 SUMMIT STREET, LLC
MO-ST LOUIS-EMIL AVENUE, LLC
NC-HIGH POINT-2005 FRANCIS STREET, LLC
NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC
OAK BROOK PRODUCTIONS, LLC
OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC
OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC
OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC
OR-10255 SW ARCTIC DRIVE, LLC
PA-550 EAST ROCK ROAD, LLC
PA-2005 SOUTH QUEEN STREET, LLC
PA-5001 WYNNEFIELD AVENUE, LLC
PA-LUZERNE COUNTY-PENOBSCOT MOUNTAIN, LLC
PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC
PA-MORNING CALL, LLC
PA-RANSOM, LLC
PA-SOUTH ABINGTON-RT 11 AND MORGAN HWY, LLC
RIVERWALK HOLDCO II, LLC
RIVERWALK HOLDCO, LLC
TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC
TOWER DISTRIBUTION COMPANY, LLC
TOWERING T MUSIC PUBLISHING COMPANY, LLC
TREH CM MEMBER 2, LLC
TREH COSTA MESA, LLC

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Treasurer

TRIBUNE (FN) CABLE VENTURES, LLC
TRIBUNE BROADCASTING COMPANY II, LLC
TRIBUNE BROADCASTING COMPANY, LLC
TRIBUNE BROADCASTING DENVER LICENSE, LLC
TRIBUNE BROADCASTING DENVER, LLC
TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC
TRIBUNE BROADCASTING FORT SMITH, LLC
TRIBUNE BROADCASTING HARTFORD, LLC
TRIBUNE BROADCASTING INDIANAPOLIS, LLC
TRIBUNE BROADCASTING KANSAS CITY, INC.
TRIBUNE BROADCASTING NORFOLK, LLC
TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC
TRIBUNE BROADCASTING OKLAHOMA CITY, LLC
TRIBUNE BROADCASTING SEATTLE, LLC
TRIBUNE ENTERTAINMENT COMPANY, LLC
TRIBUNE MEDIA COMPANY
TRIBUNE NATIONAL MARKETING COMPANY, LLC
TRIBUNE REAL ESTATE HOLDINGS II, LLC
TRIBUNE REAL ESTATE HOLDINGS, LLC
TRIBUNE TELEVISION NEW ORLEANS, INC.
TX-7700 WESTPARK DRIVE, LLC
TX-8001 JOHN CARPENTER FREEWAY, LLC
UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC
VA-216 IRONBOUND ROAD, LLC
VA-NORFOLK-720 BOUSH STREET, LLC
VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC
VA-RICHMOND, LLC
VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC
WA-1813 WESTLAKE AVENUE, LLC
WDAF LICENSE, INC.
WDAF TELEVISION, INC.
WDCW, LLC
WGHP LICENSE, LLC
WGHP, LLC
WGN CONTINENTAL BROADCASTING COMPANY, LLC
WHNT LICENSE, LLC
WHNT, LLC
WHO LICENSE, LLC
WHO TELEVISION, LLC
WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC
WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Treasurer

WITI LICENSE, LLC
WITI TELEVISION, LLC
WJW LICENSE, LLC
WJW TELEVISION, LLC
WNEP, LLC
WPHL, LLC
WPIX, LLC
WPMT, LLC
WQAD LICENSE, LLC
WQAD, LLC
WREG LICENSE, LLC
WREG, LLC
WSFL, LLC
WTVR LICENSE, LLC
WTVR, LLC
WXMI, LLC

By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Treasurer

CITIBANK, N.A., as Trustee

By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer